Exhibit 99.1

SenesTech Announces Third Quarter
Financial and Operational Results

FLAGSTAFF, AZ, November 8, 2017 – SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced its third quarter financial and operational results.

SenesTech, Inc. (“SenesTech” or the “Company”) will hold a conference call tomorrow at 10:00 am Mountain Standard Time (12:00 noon EST) to discuss these results and expectations for the coming year.

Key commercial milestones and recent highlights:

●	Signednational distribution agreements with Univar for ContraPest in October 2017 and Target Specialty Products in November 2017, which would result in an effective sales force of 75-100 selling ContraPest;

●	Signed sales agreements during the third quarter for multiple key adoption accounts in the municipal, food production, and animal care markets;

●	Expanded municipal programs to now include New York and Chicago, with additional proposals to several other key eastern municipal markets;

●	Commenced delivery of ContraPest to a Hawaii natural resources program for the control of rodents in an outdoor setting under an experimental use permit; and

●	Announced a corporate commitment to sustainability.

Management Discussion

“The benefits of ContraPest in the control of rat infestations was and remains evident in the animal care and other poison-averse markets. In the past quarter, it is becoming increasingly recognized that ContraPest plays an essential role in integrated pest management,” said Dr. Loretta P. Mayer, Chair, CEO and Co-founder of SenesTech.

“We are pleased to have signed two significant national distribution agreements with Univar and Target Specialty Products during the last few weeks,” said Andy Altman, Chief Operating Officer of SenesTech. “These agreements will accelerate our introduction to the professional pest control market. We will be working to fill their initial stocking orders, and providing training and materials to their sales forces. Additionally, we have seen the sales funnel filling up in a variety of segments and markets, although the purchase decision cycle is slower than we expected. Of particular note are the number of projects and proposals we have recently delivered in the municipal market. We are also seeing widespread interest in the food production markets, where the economic value of a ContraPest program is more quickly understood. “

Financial Results and Guidance

Revenues for the third quarter were $17,000. The Company currently has signed long-term sales commitments totaling over $200,000, with an additional $250,000 of proposals outstanding, which, if converted to sales would be recognized over the next 12 to 24 months. Further, the Company has ongoing pilot programs underway with total annual sales opportunities of approximately $2.4 million if full deployment were to occur. Since the agreements with both Univar and Target Specialty Products do not include minimums, revenues from these distributors are not included in sales commitments or potential backlog. These proposals and opportunities may not result in sales, so there has been no financial recognition of this potential in the financial statements.

The Company anticipates that revenues recognized for the year 2017 will be negligible, though sales commitments are expected to increase.

Operating expenses for the third quarter were $ 3.0 million, compared with $ 2.8 million for the third quarter of 2016. Operating expenses for the third quarter of 2017 included non-cash equity compensation of $ 0.9 million. The increase in operating expense was attributable largely to expansion of product commercialization activities.

Net loss for the third quarter of 2017 was $2.9 million or $0.28 per share, compared with $2.7 million, or $0.37 per share, for the third quarter of 2016.

Adjusted EBITDA, which is a non-GAAP measure of operating performance, was $(1.9) million for the third quarter of the current year, compared with $(1.6) million for the third quarter of 2016. The Company anticipates that Adjusted EBITDA loss will continue at or below $700,000 per month until additional revenue is generated.

Cash, cash equivalents and highly liquid investments at the end of the quarter were $3.6 million.

Conference Call Information

The Company has scheduled a conference call for tomorrow, November 9 at 12:00 pm Eastern Standard Time, to review these financial and operational results. Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/.

A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10114270. A webcast replay will be available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/ for 30 days.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

About SenesTech

SenesTech has developed an innovative technology for managing animal pest populations through fertility control as opposed to a lethal approach.

ContraPest’s novel technology and approach targets the reproductive capabilities of both sexes in rat populations, inducing egg loss in female rats and impairing sperm development in males. Using a proprietary bait delivery method, ContraPest is dispensed in a highly palatable liquid formulation that promotes sustained consumption by rat communities. ContraPest is designed, formulated and dispensed to be low hazard for handlers and non-target species such as wildlife, livestock and pets, where the active ingredients break down rapidly, unlike rodenticides. In contrast, the historical approach to managing rat pest populations, rodenticides, carries a high risk of environmental contamination and the poisoning of non-target animals, pets and children. ContraPest is a Restricted Use product.

We believe our innovative non-lethal approach, targeting reproduction, is more humane, less harmful to the environment, and more effective in providing a sustainable solution to pest infestations than traditional lethal pest management methods. We believe ContraPest® will establish a new paradigm in rodent control, resulting in improved performance in rodent control over rodenticides, without the negative environmental effects of rodenticides. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. Forward looking statements include, but are not limited to, our expectation regarding sales commitments, our expectation regarding the conversion of sales commitments and programs to revenue, our belief that our product is more humane, less harmful to the environment and more effective than traditional methods, and our belief that ContraPest will establish a new paradigm in rodent control without environmental effects of rodenticides. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investor: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143

SENESTECH, INC.
CONDENSED BALANCE SHEETS
(In thousands, except shares and per share data)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS

Current assets:
Cash	$699	$11,826
Investment in securities held to maturity	2,949	—
Accounts receivable	7	10
Prepaid expenses	172	337
Inventory	394	57
Deposits	17	9
Total current assets	4,238	12,239

Property and equipment, net	1,559	631
Total assets	$5,797	$12,870

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$174	$45
Accounts payable	175	351
Accrued contract cancellation settlement	—	1,000
Accrued expenses	1,074	371
Notes payable, related parties	18	30
Total current liabilities	1,441	1,797

Notes payable, related parties	—	6
Long-term debt, net	637	138
Common stock warrant liability	4	69
Deferred rent	45	33
Total liabilities	2,127	2,043

Commitments and contingencies (See note 15)	—	—

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 10,363,189 and 10,157,292 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	10	10
Additional paid-in capital	74,946	72,069
Stock subscribed, but not issued, consisting of -0- and 4,750 shares at September 30, 2017 and December 31, 2016, respectively	—	59
Accumulated deficit	(71,286)	(61,311)
Total stockholders’ equity	3,670	10,827

Total liabilities and stockholders’ equity	$5,797	$12,870

See accompanying notes to financial statements.

SENESTECH, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except shares and per share data)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016

Revenue:
License revenue	$—	$131	$—	$261
Product Sales	17	—	34	—
Total revenue	17	131	34	261
Cost of goods sold	11	—	27	—
Gross profit	6	131	7	261

Operating expenses:
Research and development	721	829	2,517	1,964
General and administrative	2,235	1,932	7,506	5,259
Total operating expenses	2,956	2,761	10,023	7,223

Net operating loss	(2,950)	(2,630)	(10,016)	(6,962)

Other income (expense):
Interest income	9	—	20	—
Interest expense	(33)	(6)	(54)	(49)
Interest expense, related parties	—	(9)	(1)	(43)
Loss on extinguishment of unsecured promissory note	—	(59)	—	(171)
Other income (expense)	37	—	76	51
Total other income (expense)	13	(74)	41	(212)

Net loss	(2,937)	(2,704)	(9,975)	(7,174)

Series A convertible preferred stock dividends	—	(30)	—	(90)

Net loss and comprehensive loss	$(2,937)	$(2,734)	$(9,975)	$(7,264)

Weighted average common shares outstanding - basic and fully diluted	10,334,211	7,306,234	10,234,211	5,774,738

Net loss per common share - basic and fully diluted	$(0.28)	$(0.37)	$(0.97)	$(1.26)

See accompanying notes to financial statements.

SENESTECH, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months
	Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,975)	$(7,174)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments held to maturity	(20)	—
Amortization of discounts on investments held to maturity	11	—
Depreciation and amortization	273	143
Stock-based compensation	2,818	2,406
Non-cash charge for settlement of dispute	—	300
Amortization of debt discount	—	27
Gain on remeasurement of common stock warrant liability	(65)	(51)
Loss on extinguishment of unsecured promissory note	—	171
(Increase) decrease in current assets:
Accounts receivable	3	(4)
Prepaid expenses	165	(17)
Inventory	(337)	—
Deposits	(8)	—
Increase (decrease) in current liabilities:
Accounts payable	(176)	77
Accrued contract cancellation settlement	(1,000)	—
Accrued expenses	703	61
Deferred rent	12	(4)
Deferred revenues	—	(175)
Net cash used in operating activities	(7,596)	(4,240)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities held to maturity	(2,940)	—
Purchase of property and equipment	(885)	(54)
Net cash used in investing activities	(3,825)	(54)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of series B convertible preferred stock	—	896
Proceeds from the issuance of common stock	—	6,199
Proceeds from the issuance of convertible notes payable	—	326
Repayments of convertible notes payable	—	(810)
Proceeds from the issuance of notes payable	437	—
Repayments of notes payable	(48)	(24)
Repayments of notes payable, related parties	(18)	(721)
Repayments of capital lease obligations	(77)	(16)
Payment of deferred offering costs	—	(801)
Proceeds from exercise of stock options and warrants	—	449
Net cash provided by financing activities	294	5,498

NET CHANGE IN CASH	(11,127)	1,204
CASH AT BEGINNING OF PERIOD	11,826	141
CASH AT END OF PERIOD	$699	$1,345

SUPPLEMENTAL INFORMATION:
Interest paid	$55	$23
Income taxes paid	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of equipment under capital lease obligations	$316	$157
Original issue discount	$—	$147
Debt discount on convertible notes	$—	$9
Related party convertible note extinguished for settlement payable	$—	$404
Contributed capital, debt forgiveness by related parties	$—	$2,003
Issuance of series B convertible preferred stock in connection with conversion of convertible notes and notes payable	$—	$16
Issuance of shares of common stock upon conversion of Series B convertible preferred stock	$—	$260
Dividends	$—	$90

See accompanying notes to financial statements.

SenesTech Inc.
Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2017 and 2016
(Unaudited)

(in thousands)	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Net Loss (As Reported, GAAP)	$(2,937)	$(2,734)	$(9,975)	$(7,264)

Non-GAAP Adjustments:
Interest and dividends	24	45	35	182
Stock-based compensation	946	933	2,818	2,406
Non-cash charge for settlement of dispute	—	—	—	300
Gain on investments held to maturity	(9)	—	(20)	—
Change in fair value of derivative	(29)	—	(65)	(51)
Amortization and accretion:
Amortization of debt discount and deferred financing costs	—	—	—	27
Amortization of discounts on investments held to maturity	(7)	—	11	—
Loss on extinguishment of unsecured debt	—	59	—	171
Depreciation expense	119	49	273	143
Total of non-GAAP adjustments	1,044	1,086	3,052	3,178

Adjusted EBITDA Loss (Non-GAAP)	$(1,893)	$(1,648)	$(6,923)	$(4,086)